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                                                                   Exhibit 10.34

                                  NONQUALIFIED
                          STOCK OPTION AGREEMENT UNDER
                        THE________________________ PLAN
                                       OF
                                    CRAY INC.

                                                              [Date]

[Name and Address]

Dear __________:

Cray Inc. (the "Company") has granted you an option to purchase the shares of the Company's Common Stock specified below. This option is granted pursuant to the Company's_______ Plan (the "Plan"), the terms of which are incorporated herein by this reference. All terms defined in the Plan and not defined herein have the respective meanings provided in the Plan.

For a detailed explanation of the option you have been granted, you are referred to the Plan. Without limiting the specificity of the terms as set forth in the Plan, the following summarizes some of the most important of the terms set forth in the Plan and certain other terms and conditions pursuant to which this option is granted and may be exercised:

Number of Shares: You may purchase up to a total of __________shares of the Company's Common Stock pursuant to this option.*

                  Exercise Price:           $ _________ per share*

                  Date Option Granted:      [Date]

---------------
*These figures are subject to change in certain situations described in Section 8 of the Plan.

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Term of This Option: Unless sooner terminated, this option must be exercised on or before ten years from the date of grant.

Exercise Schedule: This option shall vest and become exercisable on a monthly basis so that 1/12th of the option shall vest on the 12th day of each month, beginning on [Date], and the option shall be fully exercisable on [Date].

If you cease being a director before this options vests in whole for any reason other than disability or death, then the vesting of this option shall stop as of the date that you cease being a director. If you cease being a director due to disability or death, then all of this option shall then become vested in full as of such event. Termination of this option is described below.

How to Exercise. To exercise this option in whole or in part (usually, a minimum of 100 shares) at least one full business day prior to the date you wish to exercise the option you must deliver to the Company a written notice of exercise and the exercise price, in cash or by check, for the number of shares you desire to purchase. You also may pay through irrevocable instructions to a stock broker to deliver the amount of sales proceeds necessary to pay the exercise price in accordance with applicable governmental regulations. You also must execute such other documents as the Company may request. You should contact the Company in advance when you are considering an exercise of this option.

Termination of Option: This option shall not terminate for the reasons described in Sections 5.5.1 through 5.5.4 of the Plan, but shall terminate pursuant to
Section 5.5.5 of the Plan.

No Transfer of Option: This option cannot be transferred except by will or the applicable laws of descent and distribution.

Non-Qualified Stock Option: This option is not intended to be an "Incentive Stock Option," as that term is defined in Section 422 of the Internal Revenue Code, as amended. At the time you exercise this option, there will be certain tax consequences. You should seek tax advice in this regard.

Please execute the attached letter indicating whether you choose to accept or decline this option upon the terms set forth in the Plan and above, and return the letter to the Company.

                                       Very truly yours,

                                       CRAY INC.

                                       By: ___________________________________
                                        James E. Rottsolk, Chairman and Chief
                                        Executive Officer

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                   ELECTION TO ACCEPT OR DECLINE STOCK OPTION

            I ____ ACCEPT ____ DECLINE the Nonqualified Stock Option granted to me pursuant to the______ Plan of Cray Inc. (the "Plan") and as set forth in this option agreement. If I accept the grant of the option, I acknowledge that I have received and understood, and agree to, the terms of this option agreement and the Plan.

     DATED:__________________________________

           __________________________________

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                 Notice of Exercise of Nonqualified Stock Option

To:   CRAY INC.

      I hereby exercise my nonqualified stock option granted by Cray Inc. (the "Company") on ___________________, subject to all the terms and provisions thereof and of the _____________ Plan referred to therein, and notify the Company of my desire to purchase ______________of $________ per share , or an aggregate exercise price of $________________.

      I hereby deliver the full exercise price and if any) all applicable withholding taxes with respect to this exercise as follows:

              _______________      cash

              _______________      bank certified or cashier's check, or

              _______________      irrevocable instructions to a stock broker to
                                   deliver the necessary sales proceeds, all in accordance with applicable governmental regulations.

              _______________      the Company should withhold shares with a
                                   fair market value equal to the withholding tax obligation.

      I further agree to execute such other documents as the Company may request.

Date:___________________________________________

Signature:______________________________________

Print Name:_____________________________________

Address:________________________________________

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